UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Macquarie ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Independence, 610 Market Street Philadelphia, PA	19106-2354
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value

Macquarie Global Listed Infrastructure ETF Macquarie Energy Transition ETF Macquarie Tax-Free USA Short Term ETF	NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-273398
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
A description of the shares of beneficial interest, no par value, of Macquarie Global Listed Infrastructure ETF, Macquarie Energy Transition ETF and Macquarie Tax-Free USA Short Term ETF, each a series of Macquarie ETF Trust (the “Trust”), to be registered hereunder is set forth in pre-effective amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-273398; 811-23890) as filed with the Securities and Exchange Commission on November 21, 2023, which description is incorporated herein by reference.
The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Series Name	EIN
Macquarie Global Listed Infrastructure ETF Macquarie Energy Transition ETF Macquarie Tax-Free USA Short Term ETF	93-1400824 93-1552120 93-1369617

ITEM 2.	EXHIBITS.
1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to pre-effective amendment no. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-273398; 811-23890), as filed with the Securities and Exchange Commission on November 21, 2023.
2. The Trust’s By-Laws are included as Exhibit (b) to pre-effective amendment no. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-273398; 811-23890), as filed with the Securities and Exchange Commission on November 8, 2023.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 22, 2023

MACQUARIE ETF TRUST

By:	/s/ Catherine A. DiValentino
Name:	Catherine A. DiValentino
Title:	Secretary